UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		November 21, 2013

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 B Vreeland Road, Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2013, David Koffman was appointed to the Company’s Board of Directors. Mr. Koffman will also serve as a member of the Company’s Audit Committee.

Mr. Koffman is a graduate of the University of Pennsylvania’s Wharton School of Business. He has worked for HSK Industries, Inc., for over 30 years in various capacities, including finance, operations and strategic planning.

Mr. Koffman and certain other parties related to him had the following participation in the Company’s December 2012 Notes:

Name	Notes issued in Offering	Warrants issued in Offering
David Koffman	$50,000	10,000
Burton I. Koffman (1)	$105,000	21,000
IA 545 Madison, Assoc (2)	$40,000	8,000
Milton Koffman (3)	$25,000	5,000

(1)	Burton I. Koffman is the father of David Koffman.
(2)	IA 545 Madison, Assoc. is owned by Burton I. Koffman, who exercises shared voting and investment power over its shares.
(3)	Milton Koffman is the great-uncle of David Koffman.

Mr. Koffman and certain other parties related to him participated in the Company’s Loan and Security Agreement in June 2013 and have lent the Company the following amounts under the Loan and Security Agreement:

Name	Commitment	Amount Funded to Date	Aggregate Number of Warrants Issuable	Warrants Issued On Closing Date
Burton I. Koffman (1)	$100,000	$57,183	20,000	11,428
Milton Koffman (2)	$100,000	$57,183	20,000	11,428
IA 545 Madison, Assoc (3)	$75,000	$42,887	15,000	8,571
300 Plaza Drive Assoc. (4)	$250,000	$142,957	50,000	28,571
Deerfield Place Associates (5)	$100,000	$57,183	20,000	11,428
Steven Koffman (6)	$125,000	$71,479	25,000	14,286

(1)	Burton I. Koffman is the father of David Koffman.
(2)	Milton Koffman is the great-uncle of David Koffman.
(3)	IA 545 Madison, Assoc. is owned by Burton I. Koffman, who exercises shared voting and investment power over its shares.
(4)	David Koffman is part owner of and exercises shared voting and investment control over the shares of 300 Plaza Drive Assoc.
(5)	Deerfield Place Associates is owned by Elizabeth Koffman, sister of David Koffman.
(6)	Steven Koffman is the brother of David Koffman.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	November 26, 2013	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer

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